Exhibit 99.1

Grove Announces Fourth Quarter and Full Year 2022 Financial Results Ahead of Guidance

Provides update on strategy to achieve sustainable profitable growth in 2024

Secures $35 million asset-based loan facility

SAN FRANCISCO, CA — March 14, 2023 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), a leading sustainable consumer products company and certified B Corp™, today reported financial results for its fourth quarter and full fiscal year ended December 31, 2022.

Strategic Update - Drive toward Profitability with Capital Efficient Growth:

Grove’s four-pronged value creation plan implemented in 2022 included: 1) improved marketing efficiency, 2) omni-channel expansion, 3) net revenue management, and 4) operating expense discipline, which allowed the Company to reduce net loss by $77.7 million and Adj. EBITDA loss by $41.7 million in the second half of 2022 as compared to the first half of 2022.

We continue to target profitability in 2024, and are announcing an update to our strategy to achieve that goal:

1.Create stability and profitability in our business
a.We expect DTC to stabilize as we lap our reduction in advertising spend that began in June 2022
b.Execute strategic initiatives to strengthen customer engagement and expand order size
2.Invest in multiple avenues for growth acceleration where Grove’s DTC platform creates a natural advantage
a.Expansion into the health and wellness vertical, which we are announcing today
b.Retail revenue growth, where we continue to gain traction as evidenced by the expansions into Amazon, Walmart, Harris Teeter, H-E-B, and a major national drugstore, all announced in the last 6 months
c.Strategic, high synergy acquisitions

We believe that through continued execution of our value creation plan we will be able to achieve stability and profitability of our business in 2024, when we are no longer lapping the impact of elevated marketing spend in the first half of 2022, and that each of these three avenues can drive material upside and long term growth. Through each avenue, Grove expects to benefit uniquely from the over 1.3 million active customers on our DTC platform, the strength of our brands, and our robust logistics and distribution infrastructure. In executing this updated strategy, we believe we can drive long term growth with strong capital efficiency and increase our market leadership.

Fiscal Fourth Quarter 2022 Financial Highlights:

Our financial highlights reflect our continued efforts to eliminate less efficient advertising spend and drive improved margins, on a sequential basis, in order to be profitable in 2024. As our strategy changed to focus on profitability in the second half of 2022, we believe that our sequential quarterly results are the best indicator of our current financial performance.
•Net revenue of $74.0 million, down 5% from the third quarter of 2022, and down 15% year-over-year
•Gross margin of 47.0%, down 210 basis points from the third quarter of 2022, and up 200 basis points year-over-year
•Net loss margin of (17.1)%, compared to the net income margin of 9.9% in the third quarter of 2022 and the net loss margin of (36.7)% in the fourth quarter of 2021
oNet income margin in the third quarter of 2022 is inclusive of gains on the remeasurement of derivative liabilities.
•Adjusted EBITDA margin(1) of (12.9)%, a decline of 50 basis points from the third quarter of 2022 and an improvement of 1,610 basis point from the fourth quarter of 2021

Fiscal 2022 Financial Highlights:

•Net revenue of $321.5 million, down 16% year-over-year
•Gross margin of 48.1%, down 100 basis points year-over-year
•Net loss margin of (27.3)%, an improvement from (35.4)% in 2021
oNet loss margin is inclusive of gains on the remeasurement of derivative liabilities.
•Adjusted EBITDA margin(1) of (24.8)%, a 350 basis point improvement year-over-year

(1)Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information. A reconciliation to the most comparable GAAP measure can be found in the tables at the end of this press release.

Stuart Landesberg, Chief Executive Officer of Grove, said, “Results for fiscal 2022 came in ahead of our guidance for both revenue and adjusted EBITDA margin driven by continued marketing efficiencies on lower spend, further improvement in DTC net revenue per order, and the acceleration of strategic actions taken to improve profitability. While the reduction in advertising spend has resulted in transitory pressure on our business which will continue in 2023, our current advertising efficiency is excellent and we remain confident that it is the right step to position ourselves for success in the future. As we look ahead, we have a clear strategy to achieve profitable growth with stabilization in the DTC business, and we are investing in new ways to grow including omni-channel distribution, category expansion with a push into health & wellness, and potential high synergy M&A opportunities through our partnership with HumanCo. We are well positioned to execute our strategic priorities, which will generate sustainable profitable growth in the years ahead and create long-term value for our shareholders.”

Fiscal Fourth Quarter 2022 Key Business Highlights:

•DTC net revenue per order was $63.40 in the fourth quarter of 2022, up 5% quarter-over-quarter and up 11% from the fourth quarter of 2021
•Grove Brand products represented 45.5% of net revenue in the fourth quarter of 2022, a decrease of 140 basis points quarter-over-quarter and down 220 basis points from the fourth quarter of 2021
•In the fourth quarter, 65% of Grove Brands net revenue came from either zero-plastic, re-usable or refillable and zero plastic waste products, determined as meeting the Company’s Beyond Plastic™ standard, an all time high and up from 63% in the third quarter of 2022 and 49% in the fourth quarter of 2021
•Grove believes that publishing plastic intensity (pounds of plastic sold per $100 in revenue) enables the Company to hold itself accountable for the pace at which it decouples revenue from its use of plastic
oAcross the Grove.co site and through retail partners, plastic intensity was 0.98 pounds of plastic per $100 in revenue in the fourth quarter of 2022 as compared to 1.03 in the third quarter of 2022 and 1.21 in the fourth quarter of 2021, following the intended trajectory
oAcross all Grove Brands, plastic intensity was 0.80 pounds of plastic per $100 in revenue in the fourth quarter of 2022, which was our best result to date, compared to 0.85 pounds in the third quarter of 2022 and 0.99 pounds in the fourth quarter of 2021
•The Company announced a strategic partnership with HumanCo, a mission-driven health and wellness holding company, to find one or more synergistic M&A opportunities to meaningfully accelerate our profitable growth strategy, and in which HumanCo has agreed to consider funding with up to $100 million of new capital
•During the quarter, the Company refinanced its existing debt facility, extending maturity and pushing out principal repayments until 2025

Fiscal Fourth Quarter 2022 Key Operational Highlights:

•Continued execution against four-pronged value creation plan, encompassing:
1.Improved marketing efficiency
a.Continued to gain efficiencies on lower spend across channels
b.Further optimization of new marketing technology stack to improve targeting
2.Omni-channel expansion
a.Grove Co. secured first quarter launch at Walmart and Amazon
b.Peach not Plastic, our plastic-free personal care brand, and Superbloom, our vegan skincare brand, reached $1 million in sales on Amazon
3.Net revenue management
a.Implemented net revenue management processes including strategic pricing on both third party and owned brands, and the optimization of membership, shipping, and fee revenue
4.Operating expense discipline
a.Extreme discipline in reduction of operating expenses is reflected in significant adjusted EBITDA margin improvement both sequentially and year-over-year

Subsequent Event:

On March 10, 2023, the Company secured a $35 million asset-based revolving credit facility, for which borrowing capacity is derived from Grove’s inventory and accounts receivable balances, among other conditions. The interest rates applicable to borrowings under the revolving credit facility are based on a fluctuating rate of interest measured by reference to either, at the Borrowers’ option, (i) a Base Rate, plus an applicable margin, or (ii) the Term SOFR rate then in effect, plus 0.10% and an applicable margin. The Base Rate is defined as the greater of: (1) Prime Rate as published in the Wall Street Journal, (2) Federal Funds Rate plus 0.5% and (3) 5.0% per annum. The applicable margin for the revolving credit facility borrowings is based on the monthly average principal balance outstanding and ranges from 2.75% to 4.50% per annum in the case of base rate borrowings and 3.75% to 5.50% per annum in the case of Term SOFR borrowings. The loan is for a term of up to 3 years and will support the Company’s strategic initiatives and working capital needs.

Union Square Advisors LLC acted as exclusive financial advisor to Grove in connection with this credit facility.

Financial Outlook:

“We made considerable strides toward profitability in 2022, ending the year at a significantly lower burn rate than that with which we began it. Yet the macro environment remains challenging, consumers continue to feel pressure and we are seeing the impact across our business, particularly in retail sales. We view 2023 as a transitional year for Grove, during which we continue to focus on profitability, stabilize our core business as we lap the reduction in advertising spend that began in June 2022, and generate new sources of growth to position ourselves for profitable growth in 2024,” said Sergio Cervantes, Chief Financial Officer of Grove.

Based on performance to date and current expectations, Grove is providing the following guidance:
For the 12-month fiscal period ending December 31, 2023, we expect:
● Net revenue of $260.0 to $270.0 million
● Adjusted EBITDA margin(1) of (9)% to (11)%
(1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information.

Conference Call Information:

The Company will host a conference call to discuss fourth quarter and full year 2022 financial results and other business updates today, March 14, 2023, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The conference call will be available via live audio webcast on the Company’s investor relations website at investors.grove.co. To participate via telephone, interested parties may dial (877) 413-7205, or (201) 689-8537 if calling internationally. A replay of the call will be available until March 28, 2023 and can be accessed by dialing (877) 660-6853 or (201) 612-7415, access code: 13736393. The webcast will also be available on Grove’s investor relations website for 6 months following the conference call.

About Grove Collaborative Holdings, Inc.

Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 150 high-performing eco-friendly brands of household cleaning, personal care, laundry, clean beauty, baby and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines.
Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., plastic-free, vegan personal care line, Peach Not Plastic, and zero-waste pet care brand, Good Fur, to its exceptional third-party brands — has been thoroughly vetted against Grove’s strict standards to be beautifully effective, supportive of healthy habits, ethically produced and cruelty-free. Grove is a public benefit corporation on a mission to move Beyond Plastic™ and in 2021, entered physical retail for the first time at Target stores nationwide, making sustainable home care products even more accessible. Grove is the first plastic neutral retailer in the world and is committed to being 100% plastic-free by 2025.
For more information, visit www.grove.com.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to drive toward profitability in 2024, our expectation that the DTC business will stabilize, our ability to consummate acquisitions, our 2023 business performance, the 2023 financial outlook, and our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including revenue growth and financial performance, profitability, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by our management in light of their experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to growing inflation and rising interest rates; and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected adjusted EBITDA and adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
We calculate adjusted EBITDA as net loss, adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) changes in fair values of Additional Shares, Earn-out Shares and Public and Private Placement Warrant liabilities; (5) transaction costs allocated to derivative liabilities upon Business Combination; (6) interest expense; (7) provision for income taxes, (8) restructuring expenses and (9) loss on extinguishment of debt. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Investor Relations Contact

ir@grove.co

Media Relations Contact

GrovePR@icrinc.com
Source: Grove Collaborative Holdings, Inc.

Grove Collaborative Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$81,084	$78,376
Restricted cash	11,950	—
Inventory, net	44,132	54,453
Prepaid expenses and other current assets	4,844	8,104
Total current assets	142,010	140,933
Restricted cash	2,951	—
Property and equipment, net	14,530	15,932
Operating lease right-of-use assets	12,362	21,214
Other long-term assets	2,192	4,394
Total assets	$174,045	$182,473
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,712	$21,346
Accrued expenses	31,354	20,651
Deferred revenue	10,878	11,267
Operating lease liabilities, current	3,705	3,550
Other current liabilities	249	1,650
Debt, current	575	10,750
Total current liabilities	57,473	69,214
Debt, noncurrent	60,620	56,183
Operating lease liabilities, noncurrent	16,192	20,029
Derivative liabilities	13,227	—
Other long-term liabilities	—	5,408
Total liabilities	147,512	150,834
Commitments and contingencies
Convertible preferred stock	—	487,918
Stockholders’ equity (deficit):
Common stock	18	1
Additional paid-in capital	604,373	33,863
Accumulated deficit	(577,858)	(490,143)
Total stockholders’ equity (deficit)	26,533	(456,279)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$174,045	$182,473

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Revenue, net	$74,036	$87,264	$321,527	$383,685
Cost of goods sold	39,245	48,002	166,875	195,181
Gross profit	34,791	39,262	154,652	188,504

Operating expenses:
Advertising	6,910	16,702	66,269	107,313
Product development	4,576	6,972	22,503	23,408
Selling, general and administrative	51,703	46,029	206,863	186,638
Operating loss	(28,398)	(30,441)	(140,983)	(128,855)

Interest expense	2,767	1,930	9,685	5,202
Loss on extinguishment of debt	4,663	—	4,663	1,027
Change in fair value of Additional Shares liability	(243)	—	727	—
Change in fair value of Earn-Out liability	(20,223)	—	(66,359)	—
Change in fair value of Public and Private Placement Warrants liability	(1,917)	—	(5,900)	—
Other expense, net	(781)	(397)	3,862	760
Interest and other expense (income), net	(15,734)	1,533	(53,322)	6,989
Loss before provision for income taxes	(12,664)	(31,974)	(87,661)	(135,844)
Provision for income taxes	19	13	54	52
Net loss	$(12,683)	$(31,987)	$(87,715)	$(135,896)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(3.49)	$(0.97)	$(15.86)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	162,060,316	9,174,129	90,507,024	8,571,157

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(87,715)	$(135,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	(1,616)	1,234
Stock-based compensation	45,660	14,610
Depreciation and amortization	5,716	4,992
Changes in fair value of derivative liabilities	(71,532)	—
Transaction costs allocated to derivative liabilities upon Business Combination	6,873	—
Non-cash interest expense	586	704
Inventory reserve	7,036	4,725
Loss on extinguishment of debt	4,663	1,027
Impairment of operating lease right-of-use asset	5,300	—
Other non-cash expenses	274	1,274
Changes in operating assets and liabilities:
Inventory	3,285	(12,598)
Prepaids and other assets	3,114	(3,294)
Accounts payable	(10,518)	(2,489)
Accrued expenses	(5,004)	(817)
Deferred revenue	(389)	148
Operating lease right-of-use assets and liabilities	(130)	65
Other liabilities	(1,864)	(774)
Net cash used in operating activities	(96,261)	(127,089)

Cash Flows from Investing Activities
Purchase of property and equipment	(4,222)	(5,768)
Net cash used in investing activities	(4,222)	(5,768)

Cash Flows from Financing Activities
Proceeds from issuance of common stock upon Closing of Business Combination	97,100	—
Proceeds from issuance of contingently redeemable convertible common stock	27,500	—
Proceeds from the issuance of common stock	4,924	—
Payment of transaction costs related to the Closing of the Business Combination, the ELOC Agreement and convertible preferred stock issuance costs	(6,558)	(1,396)
Proceeds from the issuance of debt	70,820	60,000
Payment of debt issuance costs	(2,463)	(375)
Repayment of debt	(5,180)	(21,932)
Payment of debt extinguishment	(66,034)	(2,499)
Proceeds from exercise of stock options, settlement of restricted stock units, net of withholding taxes paid related to common stock issued to employees, and warrants	(1,985)	1,209
Repurchase of common stock	(32)	(297)
Net cash provided by financing activities	118,092	34,710

Net increase (decrease) in cash, cash equivalents and restricted cash	17,609	(98,147)
Cash, cash equivalents and restricted cash at beginning of period	78,376	176,523
Cash, cash equivalents and restricted cash at end of period	$95,985	$78,376

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(12,683)	$(31,987)	$(87,715)	$(135,896)
Stock-based compensation	11,312	3,752	45,660	14,610
Depreciation and amortization	1,425	1,359	5,716	4,992
Remeasurement of convertible preferred stock warrant liability	—	(292)	(1,616)	1,234
Change in fair value of Additional Shares liability	(243)	—	727	—
Change in fair value of Earn-Out liability	(20,223)	—	(66,359)	—
Change in fair value of Public and Private Placement Warrants liability	(1,917)	—	(5,900)	—
Transaction costs allocated to derivative liabilities upon Business Combination	—	—	6,873	—
Interest income	(521)	—	(521)	—
Interest expense	2,767	1,930	9,685	5,202
Restructuring expenses	5,887	—	8,879	—
Loss on extinguishment of debt	4,663	—	4,663	1,027
Provision for income taxes	19	13	54	52
Total Adjusted EBITDA	$(9,514)	$(25,225)	$(79,854)	$(108,779)
Net loss margin	(17.1)%	(36.7)%	(27.3)%	(35.4)%
Adjusted EBITDA margin	(12.9)%	(28.9)%	(24.8)%	(28.4)%